EXHIBIT 99.1

Vapor Corp. Announces Execution of a Term Sheet to Merge with Vaporin, Inc.
and Releases Certain Preliminary Third Quarter Financial Results

DANIA BEACH, Fla., November 6, 2014 – Vapor Corp. (NASDAQCM: VPCO) (“Vapor” or the “Company”), a U.S.-based vaporizer and electronic cigarette company, announced today, that it has executed a binding term sheet (“Term Sheet”) to enter into a merger with Vaporin, Inc. (OTCQB: VAPO) (“Vaporin”), a company whose primary focus is in vaporizers and eliquids.

The Term Sheet contemplates a proposed merger with Vaporin to be structured as a merger of equals with Vapor as the surviving party in the transaction. As consideration for the merger, the Term Sheet provides that the stockholders of Vaporin would be entitled to receive the number of shares of the Company’s common stock such that the former Vaporin stockholders would collectively own 45.0% of the issued and outstanding shares of common stock of the combined company following consummation of the merger, subject to any adjustments to the exchange ratio which would be necessary to permit the respective financial advisers of both the Company and Vaporin to make the determination that the merger consideration is fair from a financial perspective.

The Term Sheet further contemplates, in connection with the proposed merger, a series of financing transactions. The first financing is expected to consist of a bridge loan where Michael Brauser and Barry Honig (the “Investors”) or their affiliates will purchase $1.0 million in senior secured convertible notes and warrants to purchase shares of the Company’s common stock. The Investors are shareholders of Vaporin. Pursuant to the Term Sheet, a second equity financing of $3.5 million is expected to close contingent on the closing of the merger with Vaporin. The Term Sheet also contemplates that the Company may receive up to a total of $25.0 million in additional equity investments subject to financial covenants and performance-based metrics still to be negotiated and documented in the final definitive agreements.

The Company believes the potential financings, if consummated, would allow the Company to continue to execute its strategy to attempt to capture an increased share of the rapidly expanding vaporizer market.

By signing the Term Sheet, the parties have agreed to negotiate in good faith and to execute definitive agreements as soon as possible, but in any event prior to December 21, 2014, and to otherwise use best efforts to consummate the transactions contemplated by the Term Sheet on an expedited basis. The parties are currently in the process of negotiating such definitive agreements, which are subject to approval of each party’s board of directors. The proposed merger and financings remain subject to receipt of fairness opinions, due diligence, stockholder votes, and other customary closing conditions.

Financial Results

The Company will release its financial results for the third quarter and nine months of 2014 after the market closes on Friday, November 14, 2014. Highlights will include six (6) new retail kiosk locations opened in major U.S. shopping malls, since November 1, 2014, and reported net sales of $2,673,926 and $13,547,792 for the three and nine months ended September 30, 2014, respectively, which represent decreases of 58.3% and 28.5%, respectively compared to the prior year periods. The decrease in sales is primarily attributable to decreased sales of the Company’s television direct marketing campaign for the Company’s Alternacig® and VaporX® branded campaigns, decreases in sales from our on-line stores, distributor inventory build leveling off in 2014 and continued pipeline load in the e-cigarette category in 2013, and the increasing prevalence of vaporizers, tanks and open system vapor products that are marginalizing the e-cigarette category. Sales were also negatively impacted by new national competitors’ launches of their own branded products during 2014. The Company expects to report net losses of $4.8 million and $7.3 million for the three and nine months ended September 30, 2014, respectively, compared to net income of $0.3 million and $0.3 million for the three and nine months ended September 30, 2013, respectively.

About Vapor Corp. Vapor Corp., a NASDAQ listed company, is a U.S. based vaporizer and electronic cigarette company, whose brands include emagine vaporTM, Krave®, VaporX®, Hookah Stix®, Alternacig® and Fifty-One®. We also design and develop private label brands for some of our distribution customers. “Electronic cigarettes” or “e-cigarettes,” and “Vaporizers,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor’s electronic cigarettes, vaporizers and accessories are available online, through our company owned stores under the emagine vaporTM brand, through direct response to our television advertisements and through retail locations throughout the United States. For more information on Vapor Corp. and its e-cigarette and vaporizer brands, please visit us at www.vapor-corp.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to those regarding the proposed merger and proposed financing. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to enter into a definitive merger agreement; failure to enter into a potential financing transaction, reaction to the proposed merger of Vapor’s customers and employees; the diversion of management’s time on issues relating to the merger; the inability to realize expected cost savings and synergies from the merger of Vapor with Vaporin in the amounts or in the timeframe anticipated; Vapor’s operations and its ability to successfully execute its current business strategy changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; changes in the stock price of Vapor or Vaporin prior to closing; material adverse changes in Vaporin’s or Vapor’s operations or earnings; the inability to retain Vapor’s customers and employees; or a decline in the economy, as well as the risk factors set forth in Vapor Form 10-K (and as supplemented by Item 1.A. in Vapor’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014) and the Vaporin Form 10-K. Neither Vapor nor Vaporin assumes any obligation for updating any such forward-looking statement at any time.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed merger and upon the execution of a definitive merger agreement, Vapor intends to file a Registration Statement on Form S-4 that will include a joint proxy statement of Vapor and Vaporin and a prospectus of Vapor with the Securities and Exchange Commission (the “Commission”).  Both Vapor and Vaporin may file other documents with the Commission regarding the proposed transaction. If a definitive merger agreement is executed by the parties, a definitive joint proxy statement will be mailed to the stockholders of Vapor and Vaporin. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the registration statement (when available), including the joint proxy statement/prospectus and other documents containing information about Vapor and Vaporin at the Commission’s website at www.sec.gov.  These documents may be accessed and downloaded for free at Vapor’s website at www.vapor-corp.com or by directing a request to Harlan Press, Chief Financial Officer, Vapor Corp., at 3001 Griffin Road, Dania Beach, Florida 33312, telephone (888) 766-5351 or at www.vaporin.com or by directing a request to Jim Martin, Chief Financial Officer, Vaporin, Inc. at 4400 Biscayne Boulevard, Miami, Florida 33137, telephone (305) 576-9298.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Vapor or Vaporin. However, Vapor and Vaporin and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vapor’s and Vaporin’s stockholders in respect of the proposed merger. Information regarding the directors and executive officers of Vapor may be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Registrant Form 10-K”), which was filed with the Commission on February 26, 2014, and its Current Report on Form 8-K dated April 25, 2014 , as filed with the Commission on April 28, 2014, both of which Reports can be obtained free of charge from Vapor’s website. Information regarding the directors and executive officers of Vaporin may be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Vaporin Form 10-K”), which was filed with the Commission on March 27, 2014 and can be obtained free of charge from Vaporin’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the Commission when they become available.